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                                   EXHIBIT 4.3

                          THIRD WAVE TECHNOLOGIES, INC.

                                 2000 STOCK PLAN

                       RESTRICTED STOCK PURCHASE AGREEMENT

     Unless otherwise defined herein, the terms defined in the Third Wave Technologies, Inc. 2000 Stock Plan (the "Plan") shall have the same defined meanings in this Restricted Stock Purchase Agreement (the "Agreement").

I.   NOTICE OF GRANT

     You have been granted the right to purchase shares of Common Stock ("Shares") of Third Wave Technologies, Inc. (the "Company"), subject to the terms and conditions of the Plan and this Agreement, as follows:

Right to Purchase Granted To:      ____________________________(the "Purchaser")

Date of Grant                      _____________________________________________

Type of Grant                      Restricted Stock Units ("RSUs")

Total Number of RSUs Purchasable   _____________________________________________

Purchase Price per Share           $.001

Total Purchase Price               $____________________________________________

Vesting Schedule:

                        [Vesting Schedule to be inserted]

II.  AGREEMENT

     A.   Grant of Right to Purchase Restricted Stock Units.

          The Plan Administrator of the Company hereby grants to the Purchaser named in the Notice of Grant attached as Part I of this Agreement (the "Purchaser") the right to purchase Shares, as set forth in the Notice of Grant, at the purchase price per share set forth in the Notice

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of Grant, subject to the terms and conditions of the Plan, which is herein incorporated by reference. By accepting the RSUs, the Purchaser hereby accepts the RSUs described in this Agreement, and agrees to be bound by the terms of the Plan and this Agreement. The Purchaser hereby further agrees that all the decisions and determinations of the Plan Administrator shall be final and binding. Subject to 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

     B.   Purchase Price of Restricted Stock Units.

          Purchaser will make payment for the Shares delivered upon vesting of the RSUs based on the Purchase Price per Share as set forth in the Notice of Grant. Payment can be made by check or payroll deduction. If Purchaser is an Employee, Purchaser agrees, by signing this Agreement, to have the Purchase Price deducted from his or her next paycheck at the time of vesting.

     C.   Restricted Stock Unit Account.

          RSUs represent hypothetical shares of Company common stock on a one-for-one basis, and are not actual shares of stock. The Company shall establish and maintain a RSU account, as a bookkeeping account on its records, for the Purchaser and shall record in such account the number of RSUs granted to the Purchaser. No shares of stock shall be issued to the Purchaser at the time the award is made, and the Purchaser shall not be, nor have any of the rights or privileges of, a stockholder of the Company with respect to any RSUs recorded in the account. The Purchaser shall not have the right to receive any dividends or other distributions with respect to hypothetical shares of stock recorded in the RSU account. The Purchaser shall not have any interest in any fund or specific assets of the Company by reason of this award or the RSU account established for the Purchaser.

     D.   Delivery of Shares.

          When the RSUs vest (i.e., the restrictions have lapsed), the Company will issue to the Purchaser, or the person entitled to receive them in the event of the Purchaser's death, one Share for each vested RSU, subject to Purchaser's paying the purchase price for the RSUs as described in Section B and Purchaser's tax withholding obligations as described in Section E below; provided that in no event shall payment be made later than March 15 of the calendar year following the calendar year in which the RSUs vest. Neither the Purchaser, nor the person entitled to receive delivery of the Shares in the event of the Purchaser's death, shall have any of the rights and privileges of a stockholder with respect to shares of Company common stock, until certificates for shares have been issued or deposited into Purchaser's brokerage account.

          The obligation of the Company to deliver Shares shall also be subject to the condition that if at any time the Administrator shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue of Shares, the Shares may not be


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issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator. The issuance of Shares to Purchaser pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

     E.   Taxes.

          All obligations of the Company under this Agreement shall be subject to the rights of the Company to withhold amounts required to be withheld for any taxes, if applicable. The Purchaser may elect to satisfy any tax withholding obligation by having Shares withheld up to an amount that does not exceed the minimum applicable tax withholding or pay it in cash.

     F.   Termination of RSUs.

          If the Purchaser ceases to be a Service Provider for any reason before the RSUs vest, any unvested RSUs shall automatically terminate and shall be forfeited as of the date the Purchaser ceases to be a Service Provider and the Purchaser will have no future rights with respect to any unvested RSUs.

     G.   Data Privacy.

          By entering into this Agreement, the Purchaser: (i) authorizes the Company and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company such information and data as the Company shall request in order to facilitate administration of the Plan;
(ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company to store and transmit such information in electronic form.

     H. Adjustments Upon Change in Capitalization, Dissolution, Merger or Asset Sale.

          The provisions in Section 13 of the Plan shall apply to the RSUs, and, in the event of a change in capitalization of the Company, dissolution, merger or asset sale, the Board may take such actions as it deems appropriate pursuant to Section 13 of the Plan.

     I.   Grant Subject to Plan Provisions.

          This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and delivery of the RSUs are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares issued under the Plan, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Administrator shall have the authority to interpret and construe the RSUs pursuant to the terms of the Plan, and the Purchaser agrees that the Administrator's decisions shall be conclusive as to any questions arising hereunder.


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     J.   Assignment and Transfers.

          Except as the Administrator may otherwise permit pursuant to the Plan, the rights and interests of the Purchaser under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Purchaser, by will or by the laws of descent and distribution. In the event of any attempt by the Purchaser to alienate, assign, pledge, hypothecate, or otherwise dispose of the RSUs or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the RSUs by notice to the Purchaser, and the RSUs and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Purchaser's consent.

     K.   Applicable Law.

          The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Wisconsin, without giving effect to the conflicts of laws provisions thereof. In addition, to the extent any payment under this Agreement is deemed to be deferred compensation subject to the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), this Agreement shall be administered so that such payments will be made in accordance with the requirements of section 409A of the Code.

     L.   NO GUARANTEE OF CONTINUED SERVICE.

          PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF RSUS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN RSU OR PURCHASING SHARES HEREUNDER). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH PURCHASER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PURCHASER'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

          By your signature and the signature of the Company's representative below, you accept the award of the RSUs described in this Agreement and you and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan and this Agreement. Purchaser has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully


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understands all provisions of the Plan and Agreement. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. Purchaser further agrees to notify the Company upon any change in the residence address indicated below.

PURCHASER:                              THIRD WAVE TECHNOLOGIES, INC.


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Signature                               [Insert Name]
                                        President and Chief Executive Officer
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Print Name

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Residence Address

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